Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 25, 2009, with respect to the financial statements and supplemental schedule of the FMC Technologies, Inc. Savings and Investment Plan on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of FMC Technologies, Inc. on Form S-8 (File Nos. 333-76210, 333-76214 and 333-76216 effective January 2, 2002 and File No. 333-62996 effective June 14, 2001).

/s/ Grant Thornton LLP

Houston, Texas
June 25, 2009